[LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH, LLP]


                             March 17, 1998



Signature Eyewear, Inc.
498 North Oak Street
Inglewood, CA  90302

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement")to which this letter is attached as Exhibit 5.1 filed by Signature Eyewear, Inc., a California corporation (the"Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 800,000 shares of Common Stock (the "Shares"), of the Company issuable pursuant to the Company's 1997 Stock Plan (the"Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                              Respectfully submitted,

                              /s/ TROOP MEISINGER STEUBER & PASICH, LLP

                              TROOP MEISINGER STEUBER & PASICH, LLP